EXHIBIT (12)

                         HONEYWELL INC. AND SUBSIDIARIES
            COMBINED WITH PROPORTIONAL SHARES OF 50% OWNED COMPANIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

(Dollars in Millions)
                                                     Six Months Ended
                                                       June 30, 1996
                                                   ---------------------
Income before Income Taxes                                 $224.80
                                                            -------

Deduct:
   Equity income (loss)                                       8.00
                                                            -------

   Subtotal                                                 216.80

Add (deduct):
   Dividends from less than 50% owned companies               1.02
   Proportional share of income (loss) before
      income taxes of 50% owned companies                    (0.35)
                                                            -------

Adjusted Income                                             217.47

Fixed Charges
   Interest on indebetedness                                 37.84
   Amortization of debt expense                               2.34
   Interest portion of rent expense                          24.90
                                                            -------

Total Fixed Charges                                          65.08
                                                            -------

Total Available Income                                     $282.55
                                                            -------
                                                            -------

Ratio of Earnings to Fixed Charges                            4.34
                                                            -------
                                                            -------











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